SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 20, 1998




                        THE CARBIDE/GRAPHITE GROUP, INC.

        Delaware                    0-20490                     25-1575609
(State of Incorporation)    (Commission File Number)          (IRS Employer
                                                           Identification Code)


                         One Gateway Center, 19th Floor
                                 Pittsburgh, PA
                                      15222
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (412) 562-3700

Item 1 through Item 4:  Not applicable.

Item 5 -- Other Events:


Legal Proceedings Update
------------------------

     On April 20, 1998, the Company announced the following information with respect to pending litigation:

     The Carbide/Graphite Group, Inc. (NASDAQ NNM: CGGI) today announced that it will record a $38 million charge (approximately $25 million after tax) in its fiscal third quarter ending April 30, 1998 for potential liabilities resulting from civil lawsuits, claims, legal costs and other expenses associated with the antitrust investigations initiated by the U.S. Department of Justice and the antitrust enforcement authorities of the European Union. The $38 million reserve includes amounts which may be paid in 1998 and beyond.

     The  Company is the  subject  of several  civil  lawsuits  relating  to the investigations into the graphite electrode business. Although the Company believes that it has meritorious defenses to such lawsuits, the Board of Directors has determined that recording this reserve is appropriate and in the best interests of the Company's customers, employees and shareholders. The fundamentals of the Company's business remain strong and the Company is optimistic that this reserve will be sufficient to address the resolution of the civil lawsuits and claims associated with the antitrust investigations. The Company noted, however, that circumstances could change and the actual liabilities, costs and expenses resulting from the civil lawsuits and claims could differ from the current estimate.

     The Carbide/Graphite Group, Inc. is a leading manufacturer of industrial graphite and calcium carbide products with manufacturing facilities in St. Marys, Pennsylvania; Niagara Falls, New York; Louisville and Calvert City, Kentucky; and Seadrift, Texas.

     Note: This release may contain forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual future results could differ materially from those set forth in such statements due to various factors. Such factors include the occurrence of unanticipated events or circumstances relating to investigations by the Department of Justice, the antitrust enforcement authorities of the European Union or related civil lawsuit's as well as the assertion of other claims relating to such investigations or lawsuits or the subject matter thereof. Such factors also include the possibility that increased demand or prices for the Company's products may not occur or continue, changing economic and competitive conditions, technological risks and other risks associated with the start-up of major capital projects, and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. Neither the statements contained in this news release nor any reserve recorded by the Company relating to civil lawsuits or claims shall be deemed to constitute an admission as to any liability in connection with the subject matter thereof.


                                       ###


Item 6 through Item 9:  Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the following hereunto duly authorized.

                                         The Carbide/Graphite Group, Inc.

                                              /s/  Walter B. Fowler
                                    -------------------------------------------
                                    Walter B. Fowler - Chief Executive Officer
Dated:  April 21, 1998



















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